UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 12, 2019 (July 10, 2019)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2019, Herc Holdings, Inc. (the “Company”) and Maryann Waryjas, the Company’s Senior Vice President, Chief Legal Officer and Secretary, mutually agreed to Ms. Waryjas’ transition and retirement from the Company. Ms. Waryjas will work with the company through a transition period, beginning with her stepping down from such roles, effective on or about October 1, 2019 (the “Transition Date”). From the Transition Date through March 31, 2020, Ms. Waryjas will remain an employee of the Company serving as Special Counsel and Advisor to the Chief Executive Officer and will receive 50% of her base salary for such services. Ms. Waryjas will remain eligible to receive a 2019 performance bonus based on actual Company performance and Ms. Waryjas’ eligible earnings during 2019 and her outstanding equity awards will be governed by the terms of the applicable award agreements, which provide for pro-rata vesting upon retirement. The Company expects to enter into a separate transition agreement with Ms. Waryjas detailing the terms on which she will serve in this capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.

By:	/s/ Mark Irion
Mark Irion
Senior Vice President and Chief Financial Officer

Date: July 12, 2019